PRESS RELEASE


FOR IMMEDIATE RELEASE


CONTACT:


JOANN HALTERMAN
Public Relations
Tel: (219) 365-4344




                        SECURITY FINANCIAL BANCORP, INC.
                        --------------------------------
               ANNOUNCES THE FILING OF A LAWSUIT AGAINST THE COMPANY
               -----------------------------------------------------

      St. John, Indiana - August 27, 2001. Security Financial Bancorp, Inc. (Nasdaq-SFBI), announced today that a lawsuit was filed by PL Capital LLC and certain persons affiliated with it (including two of the Company's directors) in the Court of Chancery of the State of Delaware against the Company and its remaining directors. The complainant alleges, among other things, that proper notice of the Company's upcoming annual meeting, which will be held on October 23, 2001, was not given. The Company intends to defend the lawsuit vigorously.

      Security Financial Bancorp, Inc. is the holding company for Security Federal Bank & Trust headquartered in St. John, Indiana.